UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2022

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (410) 468-2512

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2022, Under Armour, Inc. (the “Company”) entered into master confirmations, including supplemental confirmations (collectively, the “ASR Agreements”) of accelerated share repurchase transactions with each of JPMorgan Chase Bank, National Association, Bank of America, N.A. and Citibank, N.A. (collectively, the “Dealers”). Under the ASR Agreements, the Company shall repurchase an aggregate of $300 million of its Class C common stock, $0.0003 1/3 par value per share (the “Class C Common Stock”) as part of its existing $500 million share repurchase program, which was approved by its Board of Directors on February 23, 2022.

Under the terms of the ASR Agreements, the Company will pre-pay the $300 million purchase price for the Class C Common Stock to the Dealers and the Company will receive an aggregate initial share delivery of approximately 16.2 million shares of Class C Common Stock from the Dealers, with the remaining shares, if any, expected to be delivered in May 2022. The specific number of shares that the Company will ultimately repurchase under the ASR Agreements will be determined based on the average of the Rule 10b-18 volume-weighted average prices of the Company’s Class C Common Stock during the terms of the transactions, less an agreed discount and subject to adjustments pursuant to the terms of the ASR Agreements. At settlement, under certain circumstances, the Dealers may be required to deliver additional shares of Class C Common Stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of Class C its Common Stock or may elect to make a cash payment to the Dealers.

The above description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the ASR Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 25, 2022, the Company issued a press release announcing that it entered into the ASR Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of ASR Agreement.

Exhibit 99.1	Under Armour, Inc. press release dated February 25, 2022.

Exhibit 101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: February 25, 2022	By:	/s/ David E. Bergman
	Name:	David E. Bergman
	Title:	Chief Financial Officer